As filed with the Securities and Exchange Commission on January 4, 2002
                           Registration No. 333-69424

                               -----------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              -----------------

                                GSE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                7372                         52-1868008
        (State or Other       (Primary Standard                (IRS Employer
         Jurisdiction of          Industrial                 Identification No.)
         Incorporation or    Classification Code
          Organization)            Number)

                               ------------------
                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              Richard Luebke, Esq.
                                GSE Systems, Inc.
                              9189 Red Branch Road
                            Columbia, Maryland 21045
                                 (410) 772-3500

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                               ------------------
                                   Copies to:
                         Thomas D. Washburne, Jr., Esq.
                             Michael W. Conron, Esq.
                        Venable, Baetjer and Howard, LLP
                           Suite 1800, 2 Hopkins Plaza
                         Baltimore, Maryland 21201-2978
                                 (410) 244-7400
                               ------------------
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is effective.

If any of the securities being registered on this form is to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------
THIS POST-EFFECTIVE AMENDMENT NO. 1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(C) OF THE SECURITIES ACT OF 1933 ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

                                 DEREGISTRATION

In accordance with the undertakings contained in Part II of this Registration Statement and Item 512 of Regulation S-K, GSE Systems, Inc. (the "Registrant") has filed this Post-Effective Amendment No. 1 to remove from registration all of the securities registered under this Registration Statement which remain unsold at the termination of the offering.

The Registrant hereby removes from registration 1,697,090 shares of common stock, par value $.01 per share (the "Common Stock"), and 1,697,090 rights to purchase Common Stock registered by the Registrant in this Registration Statement, which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Howard, state of Maryland, on January 4, 2002.

                                                     GSE SYSTEMS, INC.

                                      By:      /S/ Chin-Our Jerry Jen
                                                   ------------------
                                                   Chin-Our Jerry Jen
                                                   President and Director
                                                  (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signatures               Title                                     Date


/S/ Chin-Our Jerry Jen   President(Principal Executive Officer)  January 4, 2002
    ---------------
   Chin-Our Jerry Jen

 /S/ Jeffery G. Hough     Chief Financial Officer (Principal     January 4, 2002
     ---------------      Financial Officer and Principal
     Jeffery G. Hough     Accounting Officer)

The Entire Board of Directors:

Chin-Our Jerry Jen                  John A. Moore, Jr.

Sheldon L. Glashow, Ph.D            Jerome I. Feldman

Scott N. Greenberg                  George J. Pedersen

Joseph W. Lewis                     Roger L. Hagengruber, Ph.D.



By:      /S/ Chin-Our Jerry Jen                                  January 4, 2002
         ----------------------
         Chin-Our Jerry Jen
         Attorney-in-Fact